UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2015

SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California	000-50142	20-4956638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Douglas Boulevard, Suite 285

Roseville, California 95661-3875

(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Closing of Transaction Contemplated by Securities Purchase Agreement

On April 17, 2015, Solar Power, Inc., a California corporation (“SPI” or the “Company”), and ZBB Energy Corporation, a Wisconsin corporation (“ZBB”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which ZBB agreed to issue and sell to the Company for an aggregate purchase price of $33,390,000 a total of (i) 8,000,000 shares (the “Purchased Common Shares”) of ZBB’s common stock (the “Common Stock”) and (ii) 28,048 shares (the “Purchased Preferred Shares”) of ZBB’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”). The aggregate purchase price for the Purchased Common Shares was based on a purchase price per share of $0.6678 and the aggregate purchase price for the Purchased Preferred Shares was determined based on price of $0.6678 per common equivalent. Pursuant to the Purchase Agreement, ZBB also agreed to issue to the Company a warrant to purchase 50,000,000 shares of Common Stock for an aggregate purchase price of $36,729,000 and a per share exercise price equal to $0.7346 (the “Warrant”). On July 13, 2015, the Company and ZBB closed the transaction contemplated by the Purchase Agreement (the “Closing”) and ZBB issued to the Company the Purchased Common Shares, the Series C Preferred Stock and the Warrant.

The Purchased Preferred Shares were sold for $1000 per share and are convertible at a conversion price of $0.6678, prepaid at closing of the transaction; provided, that pursuant to the certificate of designation of preferences, rights and limitations of the Series C Preferred Stock (A) the first one-fourth of the Purchased Preferred Shares only become convertible upon the completion of five megawatts worth of solar projects in accordance with the Supply Agreement described below (the “Projects”), (B) the second one-fourth (the “Series C-2 Preferred Stock”) only become convertible upon the completion of 15 megawatts worth of Projects, (C) the third one-fourth (the “Series C-3 Preferred Stock”) only become convertible upon the completion of 25 megawatts worth of Projects and (D) the last one-fourth only become convertible upon the completion of 40 megawatts worth of Projects. Upon any liquidation, dissolution or winding-up of ZBB, the Company, as holder of the Purchased Preferred Shares, shall be entitled to receive, prior and in preference to the holders of Common Stock, an amount per Purchased Preferred Share equal to the higher of the purchase price of such Purchased Preferred Share and the amount payable to the Company if it had converted such Purchased Preferred Share into Common Stock immediately prior to such liquidation, dissolution or winding-up. Except as provided in the certificate of designation of preferences, rights and limitations of the Series C Preferred Stock (the “Series C Certificate of Designation”) or otherwise required by law, the holders of Series C Preferred Stock do not vote together with the holders of Common Stock. Pursuant to the Series C Certificate of Designation, the approval of holders of at least three-quarters of the shares of Common Stock and the Series C Preferred Stock (voting on an as-converted basis) is required to approve any amendment to ZBB’s Articles of Incorporation.

The Warrant represents the right to acquire 50,000,000 shares of Common Stock at an exercise price equal to $0.7346. The Warrant only becomes exercisable upon the completion of 40 megawatts worth of Projects.

The foregoing descriptions of the Series C Certificate of Designation and the Warrant do not purport to be complete and are qualified in their entirety by reference to the certificate of designation of preferences, rights and limitations of the Series C Preferred Stock and the Warrant, a copies of which are filed herewith as Exhibit 4.1 and 4.2, respectively, and are incorporated herein by reference.

Supply Agreement

On July 13, 2015, in connection with the Closing and pursuant to the Purchase Agreement the Company entered into a Supply Agreement with ZBB pursuant to which ZBB will sell and the Company will purchase certain products and services offered by ZBB from time to time, including certain energy management system solutions for solar projects (the “Supply Agreement”). The Supply Agreement provides that ZBB will sell and the Company will purchase Products and related Services (each as defined in the Supply Agreement) that have an aggregated total of at least 40 megawatt of energy storage rated power output prior to the 48-month anniversary of the date of the Supply Agreement with certain lower megawatt thresholds being required to be met at the 12-month, 24-month and 36-month anniversaries of the Supply Agreement.

The Supply Agreement contains customary representations, warranties and covenants by the Company and ZBB and prohibits ZBB from selling lower quantities of its Products and Services (each as defined in the Supply Agreement) to other buyers at prices below those provided to the Company. The Supply Agreement is terminable upon one year prior written notice by either party; however, neither party may terminate the Supply Agreement until all of the Purchased Preferred Shares have become convertible into shares of ZBB’s Common Stock. The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the Supply Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Governance Agreement

On July 13, 2015, in connection with the Closing and pursuant to the Purchase Agreement, the Company entered in to a Governance Agreement with ZBB (the “Governance Agreement”). Under the Governance Agreement, the Company is entitled to nominate one director to ZBB’s board of directors for so long as the Company holds at least 10,000 Purchased Preferred Shares or 25 million shares of Common Stock or Common Stock equivalents (the “Requisite Shares”). Additionally, for so long as the Company holds the Requisite Shares (1) following the time at which the Series C-2 Preferred Stock shall have become convertible in full, the Company shall be entitled to nominate a total of two directors and (2) following the time at which the Series C-3 Preferred Stock shall have become convertible in full, the Company shall be entitled to nominate a total of three directors; provided in no event shall the Company be entitled to nominate a number of directors to the Board that would represent a percentage of the Board greater than the percentage determined by dividing the number of Common Stock Equivalents held by the Company by the sum of (A) the total shares of ZBB’s Common Stock outstanding and (B) the number of shares of Common Stock into which the Preferred Stock held by the Company is convertible.

The Governance Agreement provides that for so long as the Company holds the Requisite Shares, ZBB will not take any of the following actions without the affirmative vote of the Company: (a) change the conduct by ZBB’s business; (b) change the number or manner of appointment of the directors on the board; (c) cause the dissolution, liquidation or winding-up of ZBB or the commencement of a voluntary proceeding seeking reorganization or other similar relief; (d) other than in the ordinary course of conducting ZBB’s business, cause the incurrence, issuance, assumption, guarantee or refinancing of any debt if the aggregate amount of such debt and all other outstanding debt of ZBB exceeds $10 million; (e) cause the acquisition, repurchase or redemption by ZBB of any securities junior to the Purchased Preferred Shares; (f) cause the acquisition of an interest in any entity or the acquisition of a substantial portion of the assets or business of any entity or any division or line of business thereof or any other acquisition of material assets, in any such case where the consideration paid exceeds $2 million, or cause ZBB to engage in certain other Fundamental Transactions (as defined in the certificate of designation of preferences, rights and limitations of the Series C Convertible Preferred Stock); (g) cause the entering into by ZBB of any agreement, arrangement or transaction with an affiliate that calls for aggregate payments (other than payment of salary, bonus or reimbursement of reasonable expenses) in excess of $120,000; (h) cause the commitment to capital expenditures in excess of $7 million during any fiscal year; (i) cause the selection or replacement of the auditors of ZBB; (j) enter into of any partnership, consortium, joint venture or other similar enterprise involving the payment, contribution, or assignment by ZBB or to ZBB of money or assets greater than $5 million; (k) amend or otherwise change its Articles of Incorporation or by-laws or equivalent organizational documents of ZBB or any subsidiary in any manner that materially and adversely affects any rights of SPI; (l) grant, issue or sell any equity securities (with certain limited exceptions); (m) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; provided, however, that the dividends called for by Section 3(b) of the Certificate of Designation of Preferences, Rights and Limitations of ZBB’s Series B Convertible Preferred Stock shall nonetheless continue to accrue and accumulate on each share of ZBB’s Series B Convertible Preferred Stock; (n) reclassify, combine, split or subdivide, directly or indirectly, any of its capital stock; (o) permit any item of material intellectual property to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in such intellectual property; or (p) enter into any contract, arrangement, understanding or other similar agreement with respect to any of the foregoing.

Additionally, the Governance Agreement provides preemptive right to the Company in the case of certain issuances of equity securities. The foregoing description of the Governance Agreement does not purport to be complete and is qualified in its entirety by reference to the Governance Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock

4.2	Form of Warrant (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 17, 2015)

10.1	Supply Agreement (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 17, 2015)

10.2	Governance Agreement between ZBB Energy Corporation and Solar Power, Inc. dated July 13, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: July 14, 2015	/s/ Amy Jing Liu
	Name:	Amy Jing Liu
	Title:	Chief Financial Officer

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